UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        May 25, 2022

US XPRESS ENTERPRISES INC
(Exact name of registrant as specified in its charter)

Nevada	001-38528	62-1378182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	USX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
□ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), was held on Wednesday, May 25, 2022. Three proposals were voted on at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 14, 2022. The final results for the votes regarding each proposal are set forth below.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Jon F. Beizer	89,012,894	8,806,376	11,600,661
Edward "Ned" H. Braman	87,765,536	10,053,734	11,600,661
Jennifer G. Buckner	90,337,828	7,481,442	11,600,661
Michael L. Ducker	89,010,925	8,808,345	11,600,661
Eric Fuller	91,940,823	5,878,447	11,600,661
Max Fuller	90,364,328	7,454,942	11,600,661
Dennis A. Nash	89,447,495	8,371,775	11,600,661
John C. Rickel	87,589,589	10,229,681	11,600,661

2.	The compensation of the Company’s named executive officers was approved, on an advisory and non-binding basis, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,822,022	2,951,869	45,379	11,600,661

3.	The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
109,261,486	108,074	50,371	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: May 31, 2022	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer and Treasurer